Transcript

WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
Wabash National Corporation
Third Quarter Earnings Results Call
November 13, 2006
Operator
Greetings, ladies and gentlemen, and welcome to the Wabash National Corporation’s third quarter 2006 earnings results conference call. At this time all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. [OPERATOR INSTRUCTIONS] As a reminder this conference is being recorded.
It is now my pleasure to introduce your host, Mr. William Greubel, President and Chief Executive Officer. Thank you, Mr. Greubel, you may begin.
William Greubel — Wabash National — Chairman, CEO
Thank you. Good morning. Before we begin I’d like to make an important announcement. As with all these types of presentations this morning’s contains certain forward-looking information including statements about the Company’s prospects, the industry outlook, backlog information, financial condition and the like. As you know, actual results could differ materially from those projected in the forward-looking statements. These statements should be viewed in light of cautionary statements and risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission.
Welcome to Wabash National’s third quarter earnings call. I am Bill Greubel, Chairman and CEO. In the conference room with me this morning is Bob Smith, our CFO, and Dick Giromini, President and Chief Operating Officer is participating remotely. I’d like to welcome all of our listeners on today’s telephone conference call as well as those listening live via the Wabash National Internet site webcast. At the conclusion of the prepared portion of our presentation, we will open the call for questions from the listening audience. Since the Q was already reported I will give some general comments, then we’ll go to questions.
As we referred to on our last conference call we faced a lot of head wind in the first two months of the third quarter. We came out of it and currently operations continue at a pace better than first quarter 2006. While we’re not out of woods on our ERP system we have made excellent and lasting progress in stabilizing the system. Many of the issues that drastically affected our ability to produce trailers are behind us. Our operations are running very well. Process yield, productivity and performance to schedule are equal to or better than before implementing ERP. We have greatly reduced the number of trailers requiring additional work from 1200 down to 400 and have kept this level on a consistent basis since September. MRP is working with sourcing issues mainly coming from our supply base and not from us. We expect to build upon these improvements throughout the fourth quarter.
Alpha continues at a slow steady pace to improve, at this point in time we are totally focusing on achieving the rates we expected from this equipment. All work on the next lines remains on hold. As most of you are aware of the industry which we serve is seeing some softness in demand that was evidenced in both third and into the fourth quarter.

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WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
Fleets continue to prosper, just not at the rates seen over the last few years. This seems to be more evidence of our economy’s soft landing. It’s important to note that the fleets have not expanded their trailer capacity in any major way in this cycle, so have we seen a sudden jump in the driver ranks. I do believe we may see some jockeying by shippers to lock in rates during the seasonally slow first quarter, but I do not see the market imploding as the fundamentals are relatively the same. This has slowed equipment ordering by some fleets as they have some concerns about their future mix of business and pricing. Add to this the final deliveries of the pre-2007 engines, and you have a slow to develop buying season for the trailers— for trailers that may extend well into the new year.
Van backlog, excluding containers, is relatively flat versus this time last year. Remember that our backlog continues to be at a healthy high level. It is also important to note that some of the orders in last year’s backlog were taken at low margins, reflecting the competitive environment. As I noted in the last quarter’s conference call, we intend to recover as much raw material and component costs incurred over the last few years. As such, we expect that some of our longstanding customers to either leave us or continue to use the current equipment versus replacement.
As we enter the buying season we have begun to true up pricing. To date we have been mostly successful in obtaining price improvement. We have appreciated a great relationship with our partners and wish them the best and always strive to make them profitable but not at our cost. As such, going into first quarter, we are not buying capacity as other OEMs and ourselves have done in the recent past. We intend to take prudent steps to flex our capacity down to reflect the seasonal slow quarter. We will work within the abilities of our supply base to ensure timely, adequate supply of materials.
Given the current churn in the market it’s difficult to make a call on 2007 production, but as a note, ACT is forecasting flat year-over-year production of approximately 279,000 units. At this time we see no reason to doubt that estimate other than some mix changes. We intend to continue our focus on adding new fleet accounts, especially in the mid market to augment any lost business, improved margins. Since our program inception in the fourth quarter 2003 we have added just under 1,400 new van accounts and are now targeting an additional 600 accounts by the end of 2008.
Our DuraPlate and Reefer products are seeing increasing market acceptance. We still belive that within the next few years composite van trailers will secure over 50% market share. As most of you that have followed this industry know there are new entrance into the composite van market. We have begun defending our patents and have multiple claims against certain OEMs for infringement. We will vigorously defend our technology.
We recently invited our top 100 current and future suppliers to meet with the Company. We discussed our financials and the effect of rising raw materials and components on the trailer industry and its ability to pass these along. Over the past year our key supplier base has changed to reflect soft— sourcing alternatives. There are some suppliers who now understand sourcing implications and have expressed a willingness to work jointly with us. We are somewhat optimistic that as we approach the end of the truck pre-buy in the first quarter of 2007, that our supply base will become a bit more aggressive in our support as there is a great deal of overlap associated with truck and trailer parts. As raw material costs are not expected to drop significantly

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WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
over the foreseeable future we continue to focus on the need to standardize our products and alternative sourcing.
I believe there’s still wind to our sail, most of the problems we incurred or behind us. We have taken some critical steps to strengthen our position, our operations, and our ability to generate improved margins. The cycle still needs to play out over the next few years. Our customers will continue to profit from strong demand and tight supply. We are the leader in this industry with the best product, the best quality, and a genuine concern for our customers’ profitability. Time to start looking forward and up.
We will now take questions. Operator.
Operator
Thank you. Ladies and gentlemen, at this time we will be conducting a question-and-answer session. [OPERATOR INSTRUCTIONS] Our first question is from Peter Nesvold with Bear Stearns. Please state your question.
<Q>: Good morning, guys.
William Greubel — Wabash National — Chairman, CEO
Good morning.
<Q>: Bill, since we last spoke three months ago, can you tell us what percent of your contracts have come up for rebid or renewal?
William Greubel — Wabash National — Chairman, CEO
A substantial number of the contracts. They’re, in my mind, there’s only two or three accounts that have contracts extending into 2007, and most of those are indexed.
<Q>: Okay. So you have had had a chance to go back — sounds like to most of your customers, since we last spoke. I believe — correct me if I’m wrong, I don’t have the transcript in front of me, you were about 200 to $300 underwater on average, on some of your core customer accounts, I know some were as much as $1,000. Are you able to quantify with the new contracts in hand where you think you are pricing versus the materials head wind?
William Greubel — Wabash National — Chairman, CEO
What we’re trying to do, Peter, is not only gain back what we think is coming in the system but what we have not been able to get over the past year to year and a half. I can’t, at this point, quantify in dollar terms, but I can say that when we’ve had the opportunity to sit in front of these people, we have given them the chance to agree, negotiate, or decline to do business with us. The majority of them have agreed to continue to do business with us. So I just — I don’t feel comfortable giving a number. It certainly is more than a couple hundred dollars.
<Q>: Okay. I just want to make sure I’m understanding it clearly. So it sounds like, with the exception of one or two large contracts, those discussions are more or less complete at this point?

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WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
William Greubel — Wabash National — Chairman, CEO
No. Some of our partners have yet to really come up for discussion and they’re kind of playing the system. Some of them have ordered quite heavily in the last two years and may not need to continue to replace some of their equipment, and some of the others just in the calendar we won’t have the opportunity to get in front of them either the remainder of this year or possibly early in January.
If you remember, Peter, last year was a bit of an anomaly as far as locking in the backlog. We did that relatively early in the buying cycle. Actually a lot of that happened in the third quarter and early fourth quarter. But if you remember, a year prior to that, with the price increases that we were putting into the industry, we really didn’t lock in our backlog until well into first quarter, and we think this is going to be another repeat, where we are having discussions, people are kind of mulling it around and looking at other options, and so I would say at this point, given the fact that our backlog is relatively flat, we still have a number of discussions ahead of us.
<Q>: Okay. If I can ask a separate question then, on the gross margin, have you come up with a plan internally or is there any formal targets or even informal targets as well as time frame for getting the gross margins back to something that’s double digit? That’s my number, it’s not yours. But I guess I’m just asking an open-ended question what. What are your targets, in terms of seeing a recovery in the gross margins going forward?
William Greubel — Wabash National — Chairman, CEO
Well, I’d like to — we have discussed that. I haven’t been too good at my forecasting, so I’m not going to really get into that, other than to say that what we’re looking at right now in our backlog going forward we do see much higher margins. We also are doing very well on the operations side of the business. We’re a lot more focused on making money than making mistakes, and I think that we’ll see improvements certainly going forward beginning in the next quarter in the fourth quarter.
<Q>: In the opening you mentioned that operationally things are improving. And I think at one point you had mentioned that, maybe in a prior call that July was where the inefficiencies bottomed. Are there any — anything you can quantify that you can share with us that might show some of that sequential improvement month to month from bottoming in July?
William Greubel — Wabash National — Chairman, CEO
We indexed some of our key metrics, looked at it from a January perspective through this year, on a month by month basis. And one of them, on a productivity basis, we’re basically — if you look at January as 100, we’re back to 100 in October. On schedule performance we’re at 164%. On process yield, we’re 107.5%. On throughput, we’re 108%. And those are our — those are pretty good numbers when, I’m looking at a chart in front of me and showed where we were after we started the process with SAP in May, and how we really went down the tubes. So we have clawed our way back, and we’re actually better than we have been in the first quarter of 2006. So we feel very good about this. It now gives us the opportunity to do the type of focus that we just couldn’t do. We were in a fire control mode in the last four or five months. Now we can continue to focus on the programs that we have initiated. And so we see some continued improvement, certainly in the fourth quarter and well into next year.

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WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
<Q>: Last question, and I’m not trying to unfairly back you into a gross margin, but I guess if you’re indexing it to January or first quarter ‘06, you did 9.1% gross margins adjusted, or, so in that quarter. It sounds like directionally some of the pricing is getting a little bit better, not quite complete with talking to all your customers, but is — does that suggest that we are around a 9% type gross margin achievable near term? And again, I’m trying not to unfairly back you into a number, I understand if you’ve indexed to early this year, does that mean that we might start to see at least those margins from early this year?
Bob Smith — Wabash National — CFO
Peter, I don’t think we’re in a position where we’re going to make any specific prognocation on what the outlook for the fourth quarter or first quarter is going to be at this point. Let’s leave it at the fact that, June, July, we were in the pits. We’re back out of the hole in terms of the operating metrics that we have, and we think we’ve got this thing moving in the right direction again.
<Q>: Okay. Thanks. I’ll jump back into queue.
William Greubel — Wabash National — Chairman, CEO
Thanks, Pete.
Operator
The next question is from Kevin Maczka with BB&T. Please state your question.
<Q>: Good morning.
William Greubel — Wabash National — Chairman, CEO
Good morning, Kevin.
<Q>: Just another question on pricing. If you can just give a little more color on the type of pricing increases you’re looking for here, the magnitude of the price increases, and if this is just material cost pass-through or some pricing over and above that? And also, if you can just comment on this delta between yourself and the sheet imposed and the composite knock-off competitors, if that delta has changed much lately?
William Greubel — Wabash National — Chairman, CEO
As far as pricing is concerned, it’s across the board. Some of our customers have accepted price increases throughout the last couple of years, so their increases are significantly less than some of the other customers that have been contracted with. So we’re getting, in some cases, a couple thousand dollars, and in some cases a couple hundred dollars. It depends on where we’ve been historically with that particular account.
On the sheet and post and the knock-offs, the knock-offs are at a discount, and, again that is something that depends on the customer and where the moon is. The numbers are all over the place. What we’re really focusing on is our cost, and our price, and the ten years that we have been in the industry we’re finding a lot of folks that recognize the service we’ve given them over the last ten years and how we have supported them with home grown DuraPlate this is not imported. And they know when they have a problem with the DuraPlate they call us and we fix it, instead of calling China.

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WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
So at this particular point, we just feel comfortable with the pricing we’re offering. We’re going to focus on that. If some of our customers would like to try the knock-offs, there’s a couple of them out there that we could probably give them a reference to right now. But there’s limited capacity out there, and so we’re not going to chase a price. We’re going to lead with our own price and our service and our quality, and what we’ve been seeing so far this particular quarter is a reluctance by someone who has been using our product for a long period of time to make a switch. And we’re not — on price we’re not trying to recover margin, we’re just trying to recover cost.
<Q>: Okay. Great. If I could just ask for an update on a couple of different items, one, the customer pick up issue that you’ve had in recent quarters, and also an update on any negotiations, if there’s any change with the status with Alcoa?
William Greubel — Wabash National — Chairman, CEO
Okay. I’ll try Alcoa first. We’re still talking, but we have not come to any resolution on the issues that we have on the board. And that agreement goes through into next year. So we’re aware of it, both sides are. We’re trying to come to some resolution, and at this point we’ll just leave it there. The other question you had? I’m sorry?
<Q>: The customer pick up issues.
William Greubel — Wabash National — Chairman, CEO
Yes. Actually, we’re doing a heck of a lot better on that. We’re in a very busy season right now, so the customers are allowing us to manage the shipments of a lot of their product to them. We have been able to get back a significant portion of the drivers that were with us in the first quarter, and those customers that have promised to pick up have been doing a good job. We also have a dedicated internal staff that is focused on getting product out the door. We did very, very well in late August through September. We did not see a major drop-off in October. So, at this point, it will always be a challenge for us, but we are managing through it.
<Q>: Okay, gentlemen. Thank you for the time.
William Greubel — Wabash National — Chairman, CEO
Thanks, Kevin.
Operator
The next question is a follow-up from Peter Nesvold from Bear Stearns, please state your question.
<Q>: Hey, guys. Just can’t get away from me. Let’s see, Bill, in your comments, sounded like you were qualifying the ACT’s post ‘07 outlook in the case of you as maybe with the qualifications of some mix changes. Can you just elaborate on what you mean by that?
William Greubel — Wabash National — Chairman, CEO

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WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
Well, Peter, I think from the flat standpoint, where we have Transcraft, I think everyone’s aware that a lot of the flats are used in the housing market, and that has softened somewhat. We have done detailed surveys with our dealers, and at this point in time, we don’t see a significant change, but, I think if the housing market were to continue to be soft, we might see some changes in 2007. We will finish 2006 as a record year, production and sales. And that’s really the only thing that we’re a bit concerned. The Reefer market is a bit soft right now. We’re not a large player, and we don’t think that that will adversely affect our ability there, so it’s strictly on the Reefer side — I’m sorry, in the flat side of the business.
<Q>: I think in the release you addressed tire available. Still feel pretty confident at the end of this year. Are you making any kind of backup plans in the event the Goodyear situation goes on longer than expected?
William Greubel — Wabash National — Chairman, CEO
Yes, we’re— Goodyear is a good loyal supplier to us. We have — they have committed a certain portion of their continuing production and inventory to us, but we have also worked with some other great suppliers that have come forward and offered us tires, and we are stocking at this point. So the fourth quarter is not an issue. And as we work into first quarter I think we’ve got a very good plan on the table right now to make sure that there won’t be an issue.
<Q>: Okay, then, last question. I think in the opening comments you made some — you referenced the impact of the suppliers as a Class 8 builds are starting to decline. Can you just, I guess, reiterate what you were saying along those lines? Do you expect some relief in the supply chain as they start to lose some of those Class 8 builds?
William Greubel — Wabash National — Chairman, CEO
I absolutely think that a lot of our lead times will start to compress, which is going to be good news for us. It allows us to be a little more flexible. I also think that, you might have some production looking for a source, and we might be in a position to negotiate some better short-term spot type of buys, because I think that Class 8 is eventually going to come back, and they know it.
I think we’re also, and I’d like to reiterate this, Peter, at this supplier conference we had, I think some people are really getting it, in the sense that it’s just not an issue with Wabash National. It’s an issue with truck and trailer industry that we have to continue to find alternative sources or different ways of improving the cost that we pass on to our customers. And I think that — I just — in talking with some of the major players, there was less reluctance in having a good conversation and more acceptance on just how do we do this. So I walked away very pleased that we should be able to make some movement in the next couple of years on looking at different sourcing. It doesn’t necessarily have to be overseas. It’s just different ways of doing business. So I was pretty pleased with that.
<Q>: Great. Thanks again.
William Greubel — Wabash National — Chairman, CEO
Thanks, Peter.
Operator

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WABASH NATIONAL	WNC	Q3 2006 Earnings Call	Nov. 13, 2006
CORPORATION
At this time, there are no further questions in queue. I’d like to turn it back to Mr. Greubel for closing comments.
William Greubel — Wabash National — Chairman, CEO
Thank you, Operator. We appreciate the time. Next time we’ll try to do it the other way and provide the Q later on, but thanks for your patience. We’re feeling very good about our business right now and are ready to get back to work. Thank you again.
Operator
Thank you this concludes today’s teleconference. Thank you for your participation. You may disconnect your lines at this time.

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